EXHIBIT 99.1
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              Nestor, Inc. 42 Oriental Street Providence, RI 02908
              Ph: (401) 274-5658 Fax: (401) 274-5707 www.nestor.com




FOR IMMEDIATE RELEASE


CONTACT:          Nigel P. Hebborn,
                  Executive Vice President
                  (866) 434-5522 ext. 714
                  www.nestor.com

           NESTOR ANNOUNCES PROPOSED PRIVATE PLACEMENT OF COMMON STOCK

PROVIDENCE, RI -DECEMBER 7, 2005- NESTOR, INC. (NASDAQ: NEST), the parent of Nestor Traffic Systems, Inc., today announced that it intends to issue from $5 to $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act of 1933. Nestor expects the offering to be completed in December 2005 or January 2006. This offering is subject to market conditions and to usual and customary closing conditions and there can be no assurance that the offering will close.

The securities to be offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such securities and is issued pursuant to Rule 135c under the Securities Act of 1933.



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